UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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CBOE Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 15, 2015

Dear Stockholder,

In the CBOE Holdings, Inc. proxy statement dated April 15, 2015, the Board proposed an amendment to the charter to remove the range for the size of the Board.  Our Board is currently 13 members (down from the pre-IPO number of 22) and the range in the charter is 11 to 23.  The effect of the amendment will be to leave it to the Board to set the size of the Board from time to time.  The reason for this proposed amendment was stated in the proxy statement - namely, to provide flexibility to change the number or range of directors on our Board, which would allow us to bring the range in line with current expectations for public companies.

While on May 7 ISS came out with a recommendation against that amendment, yesterday, after discussion with our representatives, ISS issued an Alert that removed the misleading statement from their report that the amendment would preclude dissidents from nominating directors. It clearly does not.

Even after the change indicated in the Alert, we believe that the ISS recommendation is based on a misunderstanding of the law, as the Board could not use the provision to remove a director. We also believe that our Board's record of corporate governance, discussed in the proxy statement and reflected in our highest possible number one ranking in ISS' Quickscore governance analysis, should give shareholders comfort that the authority to set the number of directors would be used to advance our corporate governance practices in the interests of shareholders and not to dissuade dissidents.

Our Board continues to believe that the proposed amendment is in the best interests of CBOE and our shareholders.  We also note that the amendment would bring our provision about Board size into line with our principal exchange counterparts.

We ask for your support and vote in favor of the proposed amendment.

Sincerely yours,

William J. Brodsky	Edward T. Tilly
Chairman of the Board	Chief Executive Officer

Important Information/ Solicitation Participants Legend

We have filed a proxy statement and related proxy materials in connection with our 2015 Annual Meeting of Stockholders and have mailed the proxy materials to our stockholders of record as of March 24, 2015. We urge stockholders to read those proxy materials because they contain important information. You may view and also download our proxy materials for the 2015 Annual Meeting on our website at www.cboe.com. You also may view and download the proxy statement and certain other proxy materials at www.sec.gov.